Exhibit 10.1

SIXTH AMENDMENT

TO

NOTE AND WARRANT PURCHASE AGREEMENT

THIS SIXTH AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of November 12, 2010 by and between TECHNISCAN, INC., (the “Issuer”) and BIOTEX PHARMA INVESTMENTS, LLC (the “Lead Investor”).

R E C I T A L S:

WHEREAS, the Issuer and the Lead Investor desire to revise that certain Note and Warrant Purchase Agreement dated March 30, 2010 entered into by and among the Issuer, the Lead Investor, and the other investors listed on Exhibit A thereto, as amended pursuant to that certain Amendment to Note and Warrant Purchase Agreement dated as of May 19, 2010, that certain Second Amendment to Note and Warrant Purchase Agreement dated as of September 30, 2010, that certain Third Amendment to Note and Warrant Purchase Agreement dated as of October 5, 2010, that certain Fourth Amendment to Note and Warrant Purchase Agreement dated as of October 13, 2010, and that certain Fifth Amendment to Note and Warrant Purchase Agreement dated as of October 28, 2010 (collectively, the “Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the mutual benefits to be derived from this Amendment, the parties hereto hereby agree as follows:

1.                                      Amendment of the Agreement.  Pursuant to Section 7.3 of the Agreement, Section 3.16(c) of the Agreement is hereby revised to read as follows:

So long as the Notes are outstanding and the Issuer has not completed a Qualified Financing, the Issuer shall not without the consent of the Lead Investor enter into any Subsequent Financing that is not a Qualified Financing (as defined in the Notes), provided that the Issuer may, without the consent of the Lead Investor, sell up to an additional $1.65 million in Second Lien Notes  (for a total of $3.5 million in Notes including the $1.85 million in Notes being sold on the date hereof), with accompanying Warrants, on the terms set forth herein and in the other Transaction Documents.

2.                                       Continued Effect of the Agreement.  All provisions of the Agreement, except as modified by this Amendment, shall remain in full force and effect and are reaffirmed.  Other than as stated in this Amendment, this Amendment shall not operate as a waiver of any condition or obligation imposed on the parties under the Agreement.

3.                                      Interpretation of Amendment.  In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Agreement, the provisions of this Amendment shall govern and control.

4.                                       Counterparts

This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.  A facsimile or e-mailed “.pdf” data file copy of an original written signature shall be deemed to have the same effect as an original written signature.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TECHNISCAN, INC.		BIOTEX PHARMA INVESTMENTS, LLC

By:	/s/ David C. Robinson	By:	/s/ Robert Kessler
David C. Robinson		Robert Kessler
Chief Executive Officer		Member